UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : July 5, 2006

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 5, 2006, the Company announced that the Nasdaq Listing Qualifications Panel, subject to certain conditions, has granted the Company an extension of time until September 5, 2006 in which to file its Form 10-Q for the quarter ended March 4, 2006, and all required restated and other financial statements for prior periods, and to otherwise meet all necessary listing standards of The Nasdaq National Market.

The Company previously reported that on April 18, 2006 it had received a Nasdaq Staff Determination Letter indicating that the Company is subject to potential delisting by April 27, 2006 from The Nasdaq National Market due to non-compliance with Nasdaq Marketplace Rule 4310(c)(14) as a result of the Company’s inability to timely file its Form 10-Q for the quarter ended March 4, 2006. The Company requested a hearing to appeal the Nasdaq Staff determination, which occurred on June 1, 2006.

As previously announced, the filing of the Company’s Form 10-Q for the quarter ended March 4, 2006 has been delayed due to the Company’s ongoing evaluation of accounting errors. The Company intends to file its Form 10-Q for that period and, if required, any amended periodic reports relating to prior periods as soon as practicable.

A copy of the press release announcing the receipt of a filing extension from Nasdaq is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release of Richardson Electronics, Ltd. announcing Nasdaq Grant of Financial Statement Filing Extension dated July 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: July 7, 2006	By:	/s/ David J. DeNeve
	Name:	David J. DeNeve
	Title:	Senior Vice President and
Chief Financial Officer